Ziegler CAPITAL MANAGEMENT, LLC Funds

PROXY CARD

SIGN, **DATE** AND **VOTE** ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided

2. **ONLINE** at **vote.proxyonline.com** using your proxy control number found below

3. By **PHONE** when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line

4. By **PHONE** with a live operator when you call toll-free (877) 361-7966 Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER **12345678910**

Ziegler FAMCO Hedged Equity Fund

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 2, 2023

The undersigned, revoking prior proxies, hereby appoints Scott Resnick, Eric McCormick, and Russell Simon, and each of them, as attorneys-in-fact and proxies of the undersigned, granted in connection with the voting of the shares subject hereto with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders of the above-named Funds (the "Funds") to be held at the offices U.S. Bank Global Fund Services, located at 2020 E Financial Way Ste 100, Glendora, CA 91741 on September 26, 2023, at 11:00 a.m. Pacific Time, or at any adjournment thereof, upon the Proposal described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free **(877) 361-7966**. **Representatives are available to assist you** Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on November 2, 2023. The proxy statement for this meeting is available at: https://vote.proxyonline.com/ZieglerFAMCO/docs/proxy2023.pdf.

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

Ziegler FAMCO Hedged Equity Fund

PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees, or guardians should indicate the full title and capacity in which they are signing.

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SIGNATURE (AND TITLE IF APPLICABLE) DATE

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SIGNATURE (IF HELD JOINTLY) DATE

This proxy is solicited on behalf of the Funds' Board of Trustees, and the Proposal has been unanimously approved by the Board of Trustees and recommended for approval by shareholders. **When properly executed, this proxy will be voted as indicated or "FOR" the proposal if no choice is indicated.** The proxy will be voted in accordance with the proxy holders' best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE FUNDS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

	FOR	AGAINST	ABSTAIN
1. To approve an Agreement and Plan of Reorganization (the "Plan") between TAP, on behalf of the Acquired Fund and Centaur Mutual Funds Trust ("Centaur Trust"), an open-end management investment company organized as a Delaware statutory trust, on behalf of its series DCM/INNOVA High Equity Income Innovation Fund (the "Acquiring Fund") providing for: (i) the transfer of all of the assets of the Acquired Fund to the Acquiring Fund in exchange for (a) shares of the Acquiring Fund with an aggregate net asset value equal to the aggregate net asset value of the shares of the Acquired Fund, and (b) the Acquiring Fund's assumption of all of the liabilities of the Acquired Fund, followed by (ii) the liquidating distribution by the Acquired Fund to its shareholders of the shares of the Acquiring Fund received in the exchange in proportion to the shareholders' respective holdings of shares of the Acquired Fund (the "Reorganization").	○	○	○

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]